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                           STATER BROS. HOLDINGS INC.                 Exhibit 12
               Computation of Ratio of Earnings to Fixed Charges
                         (Dollar amounts in thousands)

                                                                Fiscal Years Ended                                     Pro Forma
                                       ---------------------------------------------------------------------------------------------
                                       Sept. 25,   Sept.  24,   Sept. 29, (1)     Sept. 28, (2)    Sept. 27, (2)     Sept. 27, (2)
                                         1994        1995           1996              1997              1998              1998
                                       --------    --------       --------          --------          --------          --------
Earnings:
Income before income taxes...........   $14,645     $10,945        $27,131           $22,510           $ 2,496           $(6,197)
Share of undistributed (income)
 loss of less than 50%-owned
 affiliates..........................       592         980          1,624                 -                 -                 -
Amortization of capitalized
 interest............................       180         192            190               139               321               321
Interest.............................    15,217      18,946         19,171            21,384            30,578            53,767
Less interest capitalized
 during the period...................      (437)        (50)          (116)           (1,263)           (1,135)           (1,135)
Net amortization of debt
 discount and premium
 and issuance expense................       721       1,180          1,203             1,460             2,797             2,343
Interest portion of rental
 expense.............................    13,985      13,588         13,918            15,305            15,683            18,609
                                        -------     -------        -------           -------           -------           -------
 Earnings as adjusted................   $44,903     $45,781        $63,121           $59,535           $50,740           $67,708
                                        =======     =======        =======           =======           =======           =======
Fixed Charges:
Interest.............................   $15,217     $18,946        $19,171           $21,384           $30,578           $53,767
Net amortization of debt
 discount and premium
 and issuance expense................       721       1,180          1,203             1,460             2,797             2,343
Interest portion of rental
 expense.............................    13,985      13,588         13,918            15,305            15,683            18,609
Preferred stock dividends............       545           -          6,967            10,451                 -                 -
                                        -------     -------        -------           -------           -------           -------
 Fixed Charges.......................   $30,468     $33,714        $41,259           $48,600           $49,058           $74,719
                                        =======     =======        =======           =======           =======           =======
   Ratio of Earnings to
     Fixed Charges...................      1.47        1.36           1.53              1.23              1.03               .91
                                        =======     =======        =======           =======           =======           =======

                                                           39 Weeks Ended
                                                           --------------
                                                                            Pro Forma
                                              ------------------------------------------
                                               June 28,    June 27, (2)    June 27, (2)
                                                1999           1999            1999
                                              --------       --------        --------
Earnings:
Income before income taxes...........        $  (231)         $16,021         $15,420
Share of undistributed (income)
 loss of less than 50%-owned
 affiliates..........................              -                -               -
Amortization of capitalized
 interest............................            237              237             237
Interest.............................         22,749           23,995          41,379
Less interest capitalized
 during the period...................         (1,109)             (64)            (64)
Net amortization of debt
 discount and premium
 and issuance expense................          2,088            2,114           1,762
Interest portion of rental
 expense.............................         12,463           12,246          14,210
                                             -------          -------         -------
 Earnings as adjusted................        $36,197          $54,549         $72,944
                                             =======          =======         =======
Fixed Charges:
Interest.............................        $22,749          $23,995         $41,379
Net amortization of debt
 discount and premium
 and issuance expense................          2,088            2,114           1,762
Interest portion of rental
 expense.............................         12,463           12,246          14,210
Preferred stock dividends............              -                -               -
                                             -------          -------         -------
 Fixed Charges.......................        $37,300          $38,355         $57,351
                                             =======          =======         =======
   Ratio of Earnings to
     Fixed Charges...................            .97             1.42            1.27
                                             =======           =======         =======
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(1)  53-Week Fiscal Year
(2)  Includes the Company's 50% share of the fixed charges and earnings of an unconsolidated affiliate.